UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2012

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2012, AMERIGROUP Corporation (the "Company"), through its subsidiary, AMERIGROUP Texas, Inc., received an executed amendment, Amendment No. 1 (the "Amendment"), to the Health & Human Services Commission ("HHSC") Uniform Managed Care Contract for the STAR, STAR+PLUS and CHIP programs (Contract Number: 529-12-0002-00019) (the "Contract"). The Contract is effective March 1, 2012 and expires August 31, 2015 with an option to renew for additional periods not exceeding a total of eight operational years. The Contract replaces the previous contract, contract number 529-06-0280-00002, which effectively terminated February 29, 2012. Under the Contract, the Company continues to provide Medicaid managed care services to its previous service areas of Austin, Beaumont, Dallas/Fort Worth, Houston and San Antonio and the surrounding counties. The Company is no longer participating in the Corpus Christi area, for which it served approximately 10,000 members as of December 31, 2011. In addition to the service areas which the Company previously served and continues to serve, the Company also began providing Medicaid managed care services in two new service areas: Lubbock and El Paso. Additionally, the Company began providing prescription drug benefits to all of its Texas members and inpatient hospital services for the STAR+PLUS program. The Amendment is effective March 1, 2012 and, among other things, establishes capitation rates for the STAR, STAR+PLUS and CHIP programs for the rate period March 1, 2012 through August 31, 2012.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Contract or the Amendment. The above description is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

March 6, 2012	By:	Nicholas J. Pace

Name: Nicholas J. Pace
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Texas HHSC Uniform Managed Care Contract